Exhibit 99.1


                             VOTING PROXY AGREEMENT
                             ----------------------

     THIS VOTING PROXY AGREEMENT (hereinafter this "Agreement"), made and entered as of this 25th day of August, 1995, by and among WMS Industries Inc., a Delaware corporation, (hereinafter the "Company"), Sumner M. Redstone (hereinafter "Redstone"), National Amusements, Inc. (hereinafter "NAI," and collectively with Redstone the "Shareholders"), and Louis J. Nicastro and Neil
D. Nicastro, individuals, as Proxy Holder.

                              W I T N E S S E T H:

     WHEREAS, the Company is a publicly traded corporation with common stock, par value $0.50 per share, traded on the New York Stock Exchange; and,

     WHEREAS, as of the date of this Agreement each of the Shareholders owns, either beneficially or of record, the number of shares of the Company's common stock, par value $0.50 per share, as set forth opposite such Shareholder's name on Exhibit A hereto; and,

     WHEREAS, the Shareholders are passive investors in the Company, have no representation on the Board of Directors of the Company and have no involvement in the management of the Company; and,

     WHEREAS, on August 24, 1995, the Nevada Gaming Commission granted the applications of the Company and its subsidiaries, WMS Games Inc., WMS Gaming Inc., WMS Gaming (Nevada) Inc., and the Proxy Holder for findings of suitability as a registered publicly traded corporation, as registered holding companies, licensure as a manufacturer and distributor of gaming devices, and for licensure or findings of suitability as directors and officers respectively; and,

     WHEREAS, Redstone has an application pending with the Nevada State Gaming Control Board and Nevada Gaming Commission for a finding of suitability as a Shareholder of the Company; and,

     WHEREAS, the Shareholders have voluntarily decided to grant to the Proxy Holder a voting proxy for all of the shares of common stock of the Company that the Shareholders own beneficially or of record at the time of the licensure, finding of suitability and other approval of the Company and its subsidiaries, officers and directors by the Nevada Gaming Commission; and,

     WHEREAS, in order to assure that the passive investment position of the Shareholders relative to the Company will not change without prior notification of the Nevada Gaming Authorities (herein defined), the Shareholders are amenable to entering this Agreement; and,

     WHEREAS, the Company, Shareholders and Redstone have the ability to perform under this Agreement; and,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:





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


                                   ARTICLE 1
                         Definitions and Interpretation
                         ------------------------------

     Unless otherwise stated in this Agreement:

     "Affiliate" shall have the meaning ascribed to that term by Section 15.482-3 of the Regulations of the Nevada Gaming Commission.

     "Common   Stock"  means  all  voting  equity   securities  of  the  Company
beneficially owned by Redstone individually or through his ownership and control of NAI or any other Person.

     "Nevada Gaming Authorities" means the Nevada State Gaming Control Board and the Nevada Gaming Commission.

     "Nevada Board Chairman" means the chairman of the Nevada State Gaming Control Board or his designee.

     "Person"  means  a  natural   person,   any  form  of  business  or  social
organization and any other nongovernmental legal entity.

     "Proxy Holder" means Louis J. Nicastro, Chairman of the Board of Directors of the Company, or in the event Louis J. Nicastro is unable to perform the duties and exercise the rights of Proxy Holder, Neil D. Nicastro, President of the Company.

     "Shareholder" means Sumner M. Redstone and National Amusements, Inc.

                                    ARTICLE 2
                    Creation and Termination of Voting Proxy
                    ----------------------------------------

     2.1 This Agreement shall not be effective until that day which is ten (10) business days after the date of the Company's registration with the Nevada Gaming Authorities as a publicly traded corporation. The Proxy Holder shall file a copy of this Agreement in the registered office of the Company in Delaware.

     2.2 Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to confer on the Proxy Holder the power to carry out the provisions of this Agreement, including the execution of new or additional proxies.

     2.3 The Shareholders shall be entitled to terminate this Agreement effective thirty (30) calendar days following service of written notice of such termination on the Company, Proxy Holder and the Nevada Board Chairman.

     2.4 Except if, and to the extent, terminated pursuant to paragraph 2.3, this Agreement shall remain effective as to any Common Stock of the Company owned beneficially or of record by the Shareholders, other than the Common Stock of the Company previously in such ownership of the Shareholders that is sold or otherwise disposed of in a transfer to a Person that is not an Affiliate of the Shareholders, unless and until:

          2.4.1 The Shareholders shall be found suitable as a shareholder of the Company by the Nevada Gaming Authorities pursuant to Nevada Revised Statute 463.643(3); or,

          2.4.2 The Shareholders shall not be subject to the provisions of Nevada Revised Statute 463.643(3).




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

     2.5 Failure by the Company to comply with the notice requirement described in paragraph 4.1 hereof shall be deemed an automatic termination of this Agreement as to any subject matter for which such notice was not properly given by the Company.

     2.6 Unless sooner terminated as provided in paragraphs 2.3 through 2.5 hereof, this Agreement shall continue in force until ten (10) years from the date hereof (hereinafter the "Voting Proxy Term"). Two years before the expiration of ten (10) years from the date hereof, the parties may agree to extend this Agreement for another ten (10) years.

                                    ARTICLE 3
                    Powers, Rights and Duties of Proxy Holder
                    -----------------------------------------

     3.1 Each Shareholder, by this Agreement, with respect to the Common Stock that such Shareholder owns beneficially or of record, does hereby constitute and appoint the Proxy Holder, with full power of substitution, during and for the Voting Proxy Term, as their true and lawful attorney-in-fact and proxy, for and in their name, place and stead, to vote all shares of the Common Stock as the proxy of the Shareholders, at every annual, special or adjourned meeting of the Shareholders of the Company, including the right to sign the Proxy Holder's name as Shareholder to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require on any and all matters which may be presented to the Shareholders of the Company. Actions to be taken by Proxy Holder shall be determined by Proxy Holder in his sole and absolute discretion. Without limiting the foregoing, Proxy Holder may exercise all of the voting rights of the Shareholders, including for example, the right to vote or consent to amendment of the Articles of Incorporation of Company, sale of all corporate assets, mergers, consolidations, reductions of capital and dissolutions, except that Proxy Holder shall not sell, assign or otherwise dispose of the Common Stock. This Agreement shall continue and be applicable with respect to any securities of the Company having any voting rights issued by the Company to the Shareholders in substitution or exchange for, or as a distribution on, the Common Stock of Company.

     3.2 Proxy Holder shall serve without compensation as Proxy Holder and will be responsible for the payment of all expenses and charges and to employ and pay such agents and attorneys as Proxy Holder may deem necessary and proper in the performance of his duties under this Agreement.

     3.3 In voting the Common Stock, Proxy Holder shall use his best judgment from time to time to the end that the affairs of the Company shall be properly managed. Proxy Holder may cause himself to be elected as director of the Company and Proxy Holder may act as an employee, officer or agent of company and be reasonably compensated for his services in such capacity as fully as though he were not a Proxy Holder.

     3.4 Proxy Holder shall not be liable to the Company or the Shareholders for any act or omission of the Proxy Holder, or any agent of the Proxy Holder, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the performance of the Proxy Holder's obligations pursuant to this Agreement, except for liabilities arising from the Proxy Holder's bad faith, willful misfeasance or reckless disregard of duty. The Proxy Holder shall not be liable except for the performance of any duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into the Agreement against the Proxy Holder. The Proxy Holder shall not be liable with respect to any action taken or omitted to be taken by the Proxy Holder in good faith. In addition to, and not in limitation of, the foregoing, no successor Proxy Holder shall in any way be liable for the acts or omissions of any Proxy Holder or agent of the Proxy Holder occurring prior to the date on which he became a Proxy Holder.

     3.5 Proxy Holder may consult with counsel, auditors or other experts, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Proxy Holder in respect of any action taken or suffered by the Proxy Holder in good faith and in reliance upon or in accordance with such advice or opinion. In discharging his duties, the Proxy Holder may rely upon financial statements of the Company represented to the Proxy Holder to be correct by the Person having charge of the Company's books of account, or stated in a written report by an independent certified public accountant to present fairly the financial position of the Company. The Proxy Holder may rely, and shall be personally protected in acting upon any instrument, certificate, opinion, report, notice, order or other document of any sort whatsoever delivered to him in connection with this Agreement reasonably believed by him to be genuine.

     3.6 The Shareholders, the Proxy Holder and the Company, indemnify and hold harmless the members, employees, and agents of the Nevada Gaming Authorities from any and all losses, liabilities, claims, demands, damages, deficiencies, expenses, including legal fees and other expenses of investigation and defending claims and lawsuits, causes of action or suits which shall be suffered by or arise against the aforesaid parties pursuant to the action or inaction of such parties under this Agreement.

     3.7 Proxy Holder shall not resign or cease to act as Proxy Holder until a successor Proxy Holder is licensed or granted exemption from licensing by the Nevada Gaming Authorities. In the event of the death or in the event that Proxy Holder is adjudicated an incompetent, and a guardian or conservator is appointed for his Person, business, assets or estate, and such adjudication is not set aside or reversed or stayed within sixty (60) days from the date of such adjudication, or, in the event of the total physical or mental disability of Proxy Holder which persists for a continuous period of six (6) months, the Board of Directors of the Company shall select a successor Proxy Holder to serve until the termination of this Agreement. The successor Proxy Holder shall be a member of the Company's Board of Directors licensed or found suitable by the Nevada Gaming Authorities or a bank or trust company licensed by the State of Nevada or the United States (hereinafter the "Institutional Proxy Holder"), with capital in excess of $100,000,000.00. The successor Institutional Proxy Holder shall immediately seek exemption from licensing pursuant to the provisions of Nevada Revised Statute 463.175.

                                    ARTICLE 4
                    Powers, Rights and Duties of Shareholders
                    -----------------------------------------

     4.1 The Shareholders shall receive from the Company written notice of any subject matter that will be presented for approval, consent or ratification to the Shareholders of the Company at least forty-five (45) calendar days prior to the date on which the Shareholders of the Company shall vote on, or consent to, such subject matter. The Company shall provide a copy of such notice to the Nevada Board Chairman contemporaneous with service of such notice on the Shareholders.

     4.2 The terms of this Agreement do not obligate any Person other than the Shareholders, their Affiliates, the Company, and the Proxy Holder and will terminate as to any shares of Common Stock of the Company transferred by Redstone or NAI in accordance with the provisions of paragraph 2.4 hereof.

     4.3 The Shareholders shall submit to the Nevada Board Chairman a copy of any report, form or other document filed by Redstone or NAI with the United



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

States Securities and Exchange Commission ("SEC"), relative to the Company contemporaneously with filing such report, form or document with the SEC.

     4.4 The Shareholders shall submit to the Nevada Board Chairman written notice within ten (10) business days of the sale or other disposition of the Common Stock or any other securities issued by the Company owned by the Shareholders. The written notice required by this paragraph 4.4 shall specify the type and number of securities involved in a reported transaction, and the consideration provided for the disposition of such securities.

                                    ARTICLE 5
                 Representations and Warranties of Shareholders
                 ----------------------------------------------

     Each Shareholder, jointly and severally, hereby represents and warrants to the Company and the Proxy Holder that such Shareholder is the record or beneficial owner of the shares of Common Stock as set forth in Exhibit A to this Agreement, free and clear of any proxy or voting restrictions other than pursuant to this Agreement.

                                    ARTICLE 6
                            Miscellaneous Provisions
                            ------------------------

     6.1 Irrevocable Proxy. Except as provided in paragraphs 2.3 through 2.6 and
4.2 hereof, the proxy created by this Agreement is irrevocable.

     6.2 Titles and Subtitles. Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

     6.3 Words and Gender or Number. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     6.4 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be taken to be an original.

     6.5 Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

     6.6 Effective Date. This Agreement shall be effective only upon execution by all of the proposed parties.

     6.7 Waiver. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the Person or party against whom charged.

     6.8 Applicable Law. Except as provided in paragraph 6.9 hereof, this Agreement shall be subject to and governed by the laws of the State of Delaware.

     6.9 Regulatory Jurisdiction. This Agreement is subject to the jurisdiction of the Nevada Gaming Authorities and shall be subject to the provisions of Chapter 463 of the Nevada Revised Statutes and the Regulations of the Nevada Gaming Commission in relation to all gaming matters. In this regard, the laws of the State of Nevada shall govern the validity, construction, performance and effect of this Agreement.



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

     6.10 Entire Agreement. This Agreement contains the entire agreement between the parties.

     6.11 Certain Judicial Remedies. The parties to this Agreement acknowledge and agree that irreparable damage would result in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     6.12 Notices. Every and all notice required hereunder shall be given by personal service, telecopy transmittal or by overnight courier, to the parties at the following addresses listed in this Agreement; provided, however, any party may change its address by written notice to the other parties:

       As to the Company                        WMS Industries Inc.
                                                3401 North California Avenue
                                                Chicago, Illinois 60618
                                                Attn: Barbara M. Norman
                                                Telecopy No.: (312) 961-1020

       As to the Proxy Holder                   Louis J. Nicastro
                                                Neil D. Nicastro
                                                3401 North California Avenue
                                                Chicago, Illinois 60618
                                                Telecopy No.: (312) 961-1099

       As to Shareholders                       Sumner M. Redstone
                                                c/o Philippe P. Dauman
                                                Executive Vice President
                                                Viacom, Inc.
                                                1515 Broadway
                                                New York, New York 10036-5794
                                                Telecopy No.: (212) 258-6996

       As to Nevada Board Chairman:             William A. Bible
                                                State Gaming Control Board
                                                1150 East William Street
                                                Carson City, Nevada 89710
                                                Telecopy No.: (702) 687-5817

     6.13 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of this 25th day of August, 1995.


WMS Industries, Inc.                    Dated:  September 21, 1995


By: /s/ Harold H. Bach, Jr.             /s/  Sumner M. Redstone
   ------------------------                --------------------
                                             Sumner M. Redstone


/s/ Louis J. Nicastro                   National Amusements, Inc.
   --------------------
    Louis J. Nicastro
                                        By:  /s/ Sumner M. Redstone
                                           -------------------------

/s/ Neil D. Nicastro
   -------------------
    Neil D. Nicastro





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


                                    Exhibit A
                        SCHEDULE OF AFFECTED COMMON STOCK
                        ---------------------------------


Name of Stockholder                                     Number of Shares
- -------------------                                     -----------------

Sumner M. Redstone                                      3,033,800

National Amusements, Inc.                               2,895,300
                                                       ----------
        TOTAL:                                          5,929,100
                                                       ----------
                                                       ----------